As filed with the Securities and Exchange Commission on June 16, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SIX FLAGS ENTERTAINMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3995059 (I.R.S. Employer Identification Number)
 924 Avenue J East
Grand Prairie, Texas 75050
(972) 595-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Lance Balk, Esq.
General Counsel
Six Flags Entertainment Corporation
230 Park Avenue, 16th Floor
New York, NY 10169
(212) 652-9403
(Name, address, including zip code, and telephone number, including area code, of agent for service)
 With a copy to:
Susan J. Daley, Esq.
Perkins Coie LLP
131 S. Dearborn, Suite 1700h
Chicago, Illinois 60603
(312) 324-8400
Approximate date of commencement of proposed sale to public:
From time to time after the effective date of this Registration Statement

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.025 per share	8,500,000	(2)	(2)	(2)

(1)
All common stock offered hereby is for the accounts of the Selling Securityholders and pursuant to Rule 416 under the Securities Act of 1933, as amended (“Securities Act”) includes such indeterminate number of shares of common stock as may be issuable with respect to the common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement shall include 8,500,000 shares of unsold securities previously registered on Six Flags Entertainment Corporation’s registration statement on Form S-3 ASR (Registration No. 333-196949) filed on June 20, 2014 ("Prior Registration Statement"), which included unsold securities previously registered on Form S-3 (Registration No. 333-167215) initially filed on May 28, 2010, as amended by Post-Effective Amendment No. 1 filed on June 22, 2010 (the “Original Registration Statement”) and on Form S-3 ASR (Registration No. 333-175049) filed on June 21, 2011.  In connection with the registration of such unsold securities on the Original Registration Statement, the registrant paid filing fees of $5,315.27 which fees will continue to be applied to such unsold securities included in this registration statement.  Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

PROSPECTUS
Six Flags Entertainment Corporation
Common Stock
This prospectus relates to the resale from time to time by the Selling Securityholders (as named under “Selling Securityholders” beginning on page 7) of up to 8,500,000 shares of our common stock, par value $0.025 per share.
The common stock offered by this prospectus is being registered to permit the Selling Securityholders to sell the offered common stock from time to time.  The Selling Securityholders may offer and sell the offered common stock at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices.  The shares of our common stock offered by this prospectus and any prospectus supplement may be offered by the Selling Securityholders directly to investors or to or through underwriters, dealers or other agents.  We do not know when or in what amounts the Selling Securityholders may offer these shares of common stock for sale.  The Selling Securityholders may sell all, some or none of the shares of common stock offered by this prospectus.  See “Plan of Distribution” on page 8 for a complete description of how the offered common stock may be sold.
We will not receive any of the proceeds from the sale of shares of our common stock sold by the Selling Securityholders.
Our common stock is listed for trading on the New York Stock Exchange under the trading symbol “SIX.”
Investing in our common stock involves risks.  You should carefully consider the information referred to under “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is June 16, 2017.

ABOUT THIS PROSPECTUS
This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”).  Under the shelf process, the Selling Securityholders named in this prospectus or in any prospectus supplement to this prospectus may offer and sell, from time to time, an aggregate of up to 8,500,000 shares of our common stock.  The Selling Securityholders may also be required to provide a prospectus supplement containing specific information about the Selling Securityholders and the terms on which such Selling Securityholders are offering our common stock.  We may also add, update or change in a prospectus supplement information contained in this prospectus.  You should read this prospectus and any accompanying prospectus supplement, together with the additional information described below under “Where You Can Find More Information,” before you make any investment decision.
You should rely only on the information contained in this prospectus, including the information incorporated by reference herein as described below under “Where You Can Find More Information,” or in any prospectus supplement delivered herewith. Neither we nor the Selling Securityholders have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus or any such prospectus supplement.
The Selling Securityholders may only offer to sell, and seek offers to buy shares of our common stock in jurisdictions where such offers and sales are permitted.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to shares of our common stock offered by this prospectus.  This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.  For further information with respect to us and our common stock offered by this prospectus, please see the registration statement and the exhibits and schedules filed with the registration statement.  Statements contained in this prospectus regarding the contents of any agreement or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such agreement or other document filed as an exhibit to the registration statement.  A copy of the registration statement and the exhibits and schedules filed with the registration statement may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained upon the payment of the fees prescribed by the SEC.  Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.  The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is www.sec.gov.
We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC.  Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.  We maintain a website at www.sixflags.com.  You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  The reference to our web address does not constitute incorporation by reference into this prospectus of the information contained at such site.
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS
The SEC allows us to “incorporate by reference” information into this document.  This means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be part of this prospectus.  We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:

•	our Annual Report on Form 10-K for the year ended December 31, 2016;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;

•	our Current Reports on Form 8-K filed with the SEC on February 13, 2017, March 30, 2017, April 13, 2017, April 28, 2017 and May 5, 2017; and

•	the description of our common stock as set forth in our Registration Statement on Form 8-A filed with the SEC on June 17, 2010 (File No. 001-13703).
All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, or after the date of the registration statement of which this prospectus forms a part and prior to termination of the offering under this prospectus and any prospectus supplement, excluding those documents (or portions thereof) furnished pursuant to Items 2.02 or 7.01 of Form 8-K or other applicable SEC rules (including exhibits thereto), will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement.  Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.
We will provide to each person a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost.  Requests should be made by writing or telephoning us at the following address:
Six Flags Entertainment Corporation
230 Park Avenue, 16th Floor
New York, New York 10169
(212) 652-9403
Attn:  General Counsel
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This document and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include all statements that are not historical fact and can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” "may," "should," "could," and variations of such words or similar expressions.
Forward-looking statements are based on our current beliefs, expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are, by their nature, subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results may differ materially from those contemplated by the forward-looking statements.  Therefore, we caution you that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance.  These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, but are not limited to, statements we make regarding: (i) the adequacy of cash flows from operations, available cash and available amounts under our credit facilities to meet our future liquidity needs, (ii) our ability to roll out our capital enhancements in a timely and cost effective manner, (iii) our ability to improve operating results by implementing strategic cost reductions, and organizational and personnel changes without adversely affecting our business, and (iv) our operations and results of operations.  Additional important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and include, but are not limited to, the following:

•	factors impacting attendance, such as local conditions, contagious diseases, events, disturbances and terrorist activities;

•	recall of food, toys and other retail products sold at our parks;

•	accidents occurring at our parks or other parks in the industry and adverse publicity concerning our parks or other parks in the industry;

•	inability to achieve desired improvements and our aspirational financial performance goals;

•	adverse weather conditions such as excess heat or cold, rain and storms;

•	general financial and credit market conditions;

•	economic conditions (including customer spending patterns);

•	changes in public and consumer tastes;

•	construction delays in capital improvements or ride downtime;

•	competition with other theme parks and entertainment alternatives;

•	dependence on a seasonal workforce;

•	unionization activities and labor disputes;

•	laws and regulations affecting labor and employee benefit costs, including increases in state and federally mandated minimum wages, and healthcare reform;

•	pending, threatened or future legal proceedings and the significant expenses associated with litigation;

•	cyber security risks; and

•	other factors described or incorporated by reference in the section of this prospectus or any prospectus supplement entitled “Risk Factors.”
Forward-looking statements made by us in this document, or in the documents incorporated by reference, speak only as of the date of this prospectus or the applicable document incorporated by reference.  While we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will be realized and actual results could vary materially. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation, except as required by applicable law, to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.
PROSPECTUS SUMMARY
Our Business
We are the largest regional theme park operator in the world based on the number of parks we operate.  Of our 20 regional theme and water parks, 17 are located in the United States, two are located in or near Mexico City, Mexico and one is located in Montreal, Canada.
Our executive office is located at 924 Avenue J East, Grand Prairie, Texas 75050 which is also our mailing address.  Our telephone number is (972) 595-5000.
Registration Rights Agreement
On April 30, 2010 (the “Effective Date”), the United States Bankruptcy Court for the District of Delaware entered an order confirming our and certain subsidiaries’ Modified Fourth Amended Joint Plan of Reorganization (the “Plan”) and we emerged from a proceeding under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) by consummating our restructuring through a series of transactions contemplated by the Plan. On the Effective Date of the Plan, we and certain parties to whom we issued shares of common stock pursuant to the Plan, including the Selling Securityholders identified in this prospectus, entered into a Registration Rights Agreement.  The Registration Rights Agreement requires us to register with the SEC certain shares of our common stock upon the request of the holders owning at least twenty percent (20%) of the Registrable Securities (as defined in the Registration Rights Agreement) then issued and outstanding, in accordance with the terms and conditions set forth therein.  We were also required, pursuant to the Registration Rights Agreement, to file a shelf registration statement covering the resale of Registrable Securities within a certain period following the Effective Date.  The Registration Rights Agreement also provides to certain holders of Registrable Securities certain piggyback registration rights in connection with the registration of other securities by the Company.  The purpose of the Registration Rights Agreement is to permit certain holders of the common stock issued pursuant to the Plan to publicly resell the shares of common stock owned by them.  This prospectus is part of the registration statement filed as a “shelf” registration statement in accordance with the Registration Rights Agreement.  A copy of the Registration Rights Agreement is filed as an exhibit to the registration statement to which this prospectus is a part.  A copy of the Registration Rights Agreement is available upon request to the Company at the address indicated under “Where You Can Find More Information.”

RISK FACTORS
Investing in our common stock involves risk.  Before deciding whether to invest in our common stock, you should consider carefully the risks described in any prospectus supplement and in those documents incorporated by reference into this prospectus, including, among other things, the matters discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and in other documents that we subsequently file with the SEC.  Our business, results of operations or financial condition could be materially adversely affected by any of these risks.  The trading price of our common stock could decline due to any of these risks.  You may lose all or part of your investment in our common stock.  Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.
USE OF PROCEEDS
The Selling Securityholders will receive all of the proceeds from the sale of our common stock offered by this prospectus.  We will not receive any of the proceeds from the sale of our common stock offered hereby.
DILUTION
The sale of our common stock by the Selling Securityholders pursuant to this prospectus will not result in any dilution to our stockholders because the Selling Securityholders are selling outstanding shares of our common stock that they have previously acquired in connection with the Plan.
DESCRIPTION OF CAPITAL STOCK
The description of our common stock that follows is a summary only and is qualified in its entirety by reference to our Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws of the Company (the “Bylaws”).
Authorized Capital Stock
The total number of shares of all classes of stock that the Company is authorized to issue is 145,000,000 shares, consisting of 5,000,000 shares of preferred stock, par value $1.00 per share, and 140,000,000 shares of common stock, par value $0.025 per share.  To the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code, the Company will not issue non-voting equity securities; provided, however the foregoing restriction will (a) have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (b) only have such force and effect for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Company and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect.  The number of authorized shares of either of the common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Company entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (“DGCL”) (or any successor provision thereto), and no vote of the holders of either of the common stock or preferred stock voting separately as a class shall be required therefor.
Common Stock
Dividends and Distributions
Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over or the right to participate with the common stock with respect to the payment of dividends and other distributions in cash, stock of any corporation or property of the Company, such dividends and other distributions may be declared and paid on the common stock out of the assets of the Company that are by law available therefor at such times and in such amounts as the board of directors in its discretion shall determine.
Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, after payment or provision for payment of the debts and other liabilities of the Company and of the preferential and other amounts, if any, to which the holders of preferred stock shall be entitled, the holders of all outstanding shares of common stock shall be entitled to receive the remaining assets of the Company available for distribution ratably in proportion to the number of shares of common stock held by each such stockholder.

Voting; Proxies
All shares of common stock have identical rights and privileges.  With limited exceptions, holders of common stock shall have the exclusive right to vote and are entitled to one vote for each outstanding share of common stock held of record by each stockholder on all matters, including the electing of directors, properly submitted for the vote of the Company’s stockholders. Voting at meetings of stockholders need not be by written ballot.  At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect.  All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, the Bylaws, the rules or regulations of any stock exchange applicable to the Company, or applicable law or pursuant to any regulation applicable to the Company or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Company which are present in person or represented by proxy at the meeting and entitled to vote thereon.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  Every proxy must be authorized in a manner permitted by Section 212 of the DGCL or any successor provision.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Company a revocation of the proxy or a new later dated proxy.
Other Rights
Holders of our common stock do not have preemptive, subscription, redemption or conversion rights.
Blank Check Preferred Stock
The Certificate of Incorporation contains provisions that permit the board of directors to provide for the issuance of up to 5,000,000 shares of preferred stock in such series and, by filing a certificate pursuant to the applicable law of the State of Delaware (referred to herein as “Preferred Stock Designation”), to fix from time to time the number of shares to be included in any such series and the designations, powers, preferences, and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.  The authority of our board of directors with respect to each such series includes, without limiting the generality of the foregoing, the determination of any or all of the following: (i) the number of shares of such series and the designation to distinguish the shares of such series from the shares of all other series; (ii) the voting powers, if any, of the holders of shares of such series and whether such voting powers are full or limited; (iii) the redemption rights, if any, applicable to such series, including, without limitation, the redemption price or prices, if any, to be paid for the shares of such series; (iv) whether dividends on such series, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series; (v) the rights of the holders of shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Company; (vi) whether the shares of such series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made; (vii) the right, if any, of holders of shares of such series to subscribe for or to purchase any securities of the Company or any other corporation or other entity; (viii) the terms and amount of any sinking fund, if any, applicable to such series; and (ix) any other preferences or relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof.
Provisions of the Certificate of Incorporation and Bylaws that May Have an Anti-Takeover Effect
Certain provisions in the Certificate of Incorporation and the Bylaws, as well as the DGCL, may have the effect of discouraging transactions that involve an actual or threatened change in control of the Company.  In addition, provisions of the Certificate of Incorporation, the Bylaws and the DGCL may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests.
Certain Certificate of Incorporation and Bylaw Provisions
Board.  At each annual meeting of stockholders following the Effective Date, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.  At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect a candidate.  Election of directors of the Company need not be by written ballot unless the Bylaws shall so provide.  If authorized by the board of directors, any requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.
Special Meetings of Stockholders.  The chairman of the board of directors, the chief executive officer of the Company, the president of the Company, or the secretary of the Company may call a special meeting of stockholders within 10 calendar days after receipt of written request of the board of directors or upon written request of stockholders holding shares representing at least twenty percent (20%) of the voting power of the outstanding shares entitled to vote on the matter for which such meeting is to be called, voting as a single class, provided, however, that such stockholders may only make such request following April 30, 2011 in respect of a special meeting of stockholders, one of the purposes of which is to elect or remove directors.  Any such request shall state the purpose or purposes of the proposed meeting.
Special Meetings of the Board of Directors.  Special meetings of the board of directors may be called by the Chairman of the board of directors and will be called by the Chairman of the board of directors or the Secretary of the Company on the written request of at least three directors then in office, or the sole director, as the case may be.
Compensation.  The board of directors shall fix the compensation of all executive officers of the Company, and all officers and agents of the Company, that are also directors of the Company.  The board of directors intends to delegate determination of compensation matters to a committee of the board of directors, but will retain the right of final approval over such matters.
Advance Notice of Stockholder Action at a Meeting.  Stockholders seeking to nominate directors or to bring business before a stockholder meeting must comply with certain timing requirements and submit certain information to the Company in advance of such meeting.
No Written Consent of Stockholders.  Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing of such stockholders.
Number of Directors.  The Bylaws provide that the number of directors shall initially be fixed at nine (9) and shall thereafter be fixed from time to time by resolution of the board of directors.
Removal of Director.  Except for such additional directors, if any, as are elected by the holders of any series of preferred stock as provided for in a Preferred Stock Designation, any director, or the entire board of directors, may be removed from office at any time, with or without cause, only by the affirmative vote of at least a majority of the total voting power of the outstanding shares entitled to vote generally in the election of directors, voting together as a single class.
Newly Created Directorships and Vacancies on the Board of Directors.  Subject to the rights, if any, of the holders of any series of preferred stock to elect additional directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal, or other cause shall be filled by a majority vote of the directors then in office, even if the number of such directors then in office is less than a quorum, or by a sole remaining director, if applicable.  Any director elected in accordance with the preceding sentence shall hold office until the expiration of the term of office of the director whom such director has replaced or until such director’s successor has been elected and qualified.  No decrease in the number of directors constituting the board of directors may shorten the term of any incumbent director.
Limitations on Directors’ Liability.  The Certificate of Incorporation contains a provision eliminating the personal liability of the Company’s directors to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by applicable law.  The Certificate of Incorporation also contains provisions generally providing for indemnification and prepayment of expenses to the Company’s directors and officers to the fullest extent permitted by applicable law.
Amendment of the Certificate of Incorporation.  The Company reserves the right at any time and from time to time to amend or repeal any provision contained in the Certificate of Incorporation (including any Preferred Stock Designation), or to add any new provision to the Certificate of Incorporation in the manner now or hereafter prescribed by the Certificate of Incorporation and the DGCL; and, except as set forth in Article VIII, Article IX and Article X of the Certificate of Incorporation, all rights, preferences and privileges conferred upon stockholders, directors or any other persons by and pursuant to the Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in Article XII of the Certificate of Incorporation; provided, however, that in addition to any other vote of stockholders (if any) required by law and notwithstanding that a lower vote (or no vote) of stockholders would otherwise be required, if any provision of the Certificate of Incorporation other than Article XII requires a particular vote of stockholders in order to take the action specified in such provision, then such vote of stockholders shall be required in order to alter, amend or repeal, or adopt any provision inconsistent with, such provision of the Certificate of Incorporation.

Adoption, Alteration or Repeal of Bylaws.  The board of directors is expressly authorized to make, alter and repeal the Bylaws.  Any adoption, alteration or repeal of a Bylaw must be approved by either (a) the affirmative vote of a majority of the Whole Board (as defined below) or the unanimous written consent of all members of the board of directors, or (b) the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares entitled to vote generally in the election of directors, voting as a single class.  “Whole Board” means the total number of directors the Company would have if there were no vacancies.
Anti-Takeover Effects of Provisions of Delaware Law
The Company is a Delaware corporation subject to Section 203 of the DGCL.  Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period after the date of the transaction in which the person became an interested stockholder unless:

•	prior to such time, the board of directors of the Company approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to that time, the business combination is approved by the board of directors of the Company and authorized by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder.  Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of the voting stock of the Company.
Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period.  The provisions of Section 203 may encourage companies interested in acquiring the Company to negotiate in advance with the board of directors of the Company because the stockholder approval requirement would be avoided if the board of directors of the Company approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder.  These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
SELLING SECURITYHOLDERS
We originally issued the shares of our common stock to be resold hereunder on April 30, 2010 to the Selling Securityholders in connection with the Plan in transactions exempt from registration under the Securities Act or in transactions pursuant to Section 1145 of the Bankruptcy Code. The Selling Securityholders (which term includes its transferees, pledges, donees or successors) may from time to time offer and sell pursuant to this prospectus any and all of the shares of common stock.
The following table sets forth information as of June 13, 2017, regarding the offer and sale of the shares of our common stock to be resold hereunder, and is based on information provided to us by the Selling Securityholders. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act.  This rule generally provides that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.  The Selling Securityholders may have sold or transferred some or all of their common stock since June 13, 2017.
Any or all of the common stock listed in the table below may be offered for sale pursuant to this prospectus by the Selling Securityholders from time to time. Accordingly, no estimate can be given as to the amount of common stock that will be held by the Selling Securityholders after any such sale. The table below assumes that the Selling Securityholders will sell all of its common stock. No Selling Securityholders may make any offer or sale under this prospectus unless that Selling Securityholder is listed in the table below.
Information about the Selling Securityholders may change over time and additional Selling Securityholders may be added by post-effective amendment. Any changed information will be set forth in prospectus supplements if and when necessary. The name of each Selling Securityholder and the amount of common stock that may be offered by such Selling Securityholder pursuant to this prospectus will be set forth in such prospectus supplement, if required.

	Prior to this Offering		Maximum Number of Shares of Common Stock Registered Hereby that May be Sold	After this Offering
Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned		Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Funds affiliated with H Partners Management LLC (1) 888 7th Avenue 29th Floor New York NY 10019	8,500,000	9.94%	8,500,000	—	—
____________________________________

(1)
Consists of 5,552,683 shares are held by H Partners, LP (“H LP”), 2,036,277 shares held by H Offshore Fund, Ltd. ("H Offshore"), 262,834 shares held by H Partners Phoenix SPV Fund LP ("H Phoenix"), 648,206 shares held by a separate investment fund that is managed, but not owned, by H Partners Management LLC (“H Management”, and collectively with H LP, H Offshore and H Phoenix, the "H Funds"). H Partners Capital, LLC ("H Capital") is the general partner of H LP. H Capital may be deemed to beneficially own the shares held by H LP. H Partners Phoenix Capital LLC ("H Phoenix Capital") is the general partner of H Phoenix. H Phoenix Capital may be deemed to beneficially own the shares held by H Phoenix. H Partners Management, LLC ("H Management") is the investment manager of the H Funds and Rehan Jaffer is the managing member of H Management, H Capital and H Phoenix Capital. As a result, Mr. Jaffer and H Management may be deemed to be the beneficial owners of the securities held directly by the H Funds. Each of Mr. Jaffer, H Management, H Capital and H Phoenix Capital disclaims beneficial ownership of these securities except to the extent of his or its respective pecuniary interest therein.

None of the Selling Securityholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities, except the relationship created by the registration rights agreement among us and certain holders of our common stock described under “Six Flags Entertainment Corporation—Registration Rights Agreement” above.  Usman Nabi serves as a director of the Company and is a senior partner at H Management.
PLAN OF DISTRIBUTION
A Selling Securityholder, or any of its pledgees, donees, transferees, or any of its successors in interest selling shares of common stock received from the named Selling Securityholders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus, may sell some or all of the securities covered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, in one or more transactions, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The Selling Securityholders may sell the securities by one or more of the following methods, without limitation:

•	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	short sales, either directly or with a broker-dealer or affiliate thereof, following which the securities are delivered to close out the short position;

•	through the writing of options on the securities, whether or not the options are listed on an options exchange;

•	through loans or pledges of the securities to a broker-dealer or an affiliate thereof;

•
by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our common stock;

•	one or more underwritten offerings on a firm commitment or best efforts basis; and

•	any combination of any of these methods of sale.
In addition to selling their shares of our common stock under this prospectus, the Selling Securityholders may transfer their shares in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer; or sell their shares of common stock under Rule 144 rather than under this prospectus, if the transaction meets the requirements of Rule 144.  We do not know of any arrangements by the Selling Securityholders for the sale of any of the securities.
For example, the Selling Securityholders may engage brokers and dealers, and any broker or dealer may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a Selling Securityholder. Broker-dealers may agree with a Selling Securityholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a Selling Securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.
Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Securityholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.
From time to time, a Selling Securityholder may pledge, hypothecate or grant a security interest in some or all of the securities owned by it. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be Selling Securityholders. As and when a Selling Securityholder is subject to such foreclosure, the number of securities offered under this prospectus on behalf of such Selling Securityholder will decrease. The plan of distribution for a Selling Securityholder’s securities will otherwise remain unchanged.
The Selling Securityholders may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales. A Selling Securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that Selling Securityholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A Selling Securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A Selling Securityholder may also loan the securities offered hereby to a broker-dealer and the broker-dealer may sell the loaned securities pursuant to this prospectus.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third-party may use securities pledged by the Selling Securityholders or borrowed from the Selling Securityholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Securityholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).
To the extent required under the Securities Act, the aggregate amount of the Selling Securityholders' securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the Selling Securityholders and/or purchasers of the Selling Securityholders' securities for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).
The Selling Securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts or commissions under the Securities Act.
The Selling Securityholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the Selling Securityholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.
In order to comply with the securities laws of some states, if applicable, the securities registered hereby may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities registered hereby may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with. We have agreed to indemnify in certain circumstances the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.
The securities offered hereby were originally issued to the Selling Securityholders upon the exemption from registration pursuant to Section 4(2) of the Securities Act or pursuant to Section 1145(a)(1) of the Bankruptcy Code. We agreed to register such securities under the Securities Act until the securities (i) have been sold pursuant to an effective registration statement, (ii) have been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 or (iii) with respect to any person and such person’s affiliates, the number of Registrable Securities held by such persons (x) represents less than five percent (5%) of the outstanding common stock of the Company and (y) such securities may be sold under Rule 144(b)(1). We have agreed to pay certain expenses in connection with this offering, including the fees and expenses of one counsel retained by or on behalf of the Selling Securityholders.
The Selling Securityholders are not restricted as to the price or prices at which they may sell the securities. Sales of such securities may have an adverse effect on the market price of the securities. Moreover, it is possible, subject to certain transfer provisions contained in the Certificate of Incorporation, that a significant number of shares of common stock could be sold at the same time, which may have an adverse effect on the market price of the securities.
We will not receive any proceeds from sales of any securities by the Selling Securityholders.
We cannot assure you that the Selling Securityholders will sell all or any portion of the securities offered hereby.
LEGAL MATTERS
The validity of the shares of common stock offered by this prospectus will be passed upon for us by Perkins Coie LLP.
EXPERTS
The consolidated financial statements of Six Flags Entertainment Corporation and subsidiaries as of December 31, 2016 and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
Set forth below are the expenses, other than underwriting discounts and commissions, to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered. All amounts set forth below are estimated.

Legal Fees and Expenses*	$12,000
Accounting Fees and Expenses*	8,000
Total*	$20,000
____________________________________

*	Estimated solely for the purpose of this Item 14. Actual expenses may be more or less.

Item 15. Indemnification of Directors and Officers.
Six Flags Entertainment Corporation (“SFEC") is incorporated under the laws of the state of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him or her and incurred by him or her in any indemnified capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify him or her under the DGCL.
In accordance with Section 102(b)(7) of the DGCL, Article VIII of our Certificate of Incorporation provides that directors shall not be personally liable to SFEC or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted by the DGCL as the same exists or may be amended. If the DGCL is amended to authorize corporate action further limiting or eliminating the liability of directors, then the liability of a director to SFEC or its stockholders shall be limited or eliminated to the full extent permitted by the DGCL, as so amended.
Pursuant to Article IX Section 1 of our Certificate of Incorporation, we will indemnify and hold harmless, to the fullest extent not prohibited by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.  Notwithstanding the preceding sentence, the Company shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof other than a mandatory counterclaim) commenced by such Covered Person only if the commencement of such proceeding (or part thereof other than a mandatory counterclaim) by the Covered Person was authorized in the specific case by the board of directors.  The right to indemnification conferred by our Certificate of Incorporation shall be a contract right that shall fully vest at the time the Covered Person first assumes his or her position as a director or officer of the Company and shall include the right to be paid by the Company the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition.
Pursuant to Article IX Section 2 of our Certificate of Incorporation, we shall to the fullest extent not prohibited by applicable law pay the expenses (including, without limitation, attorneys’ fees) incurred by a Covered Person in defending, testifying, or otherwise participating in any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, an advancement of expenses incurred by a Covered Person in his or her capacity as a director or officer of the Company (and not in any other capacity in which service was or is rendered by such Covered Person, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Covered Person is not entitled to be indemnified for such expenses under Article IX of our Certificate of Incorporation or otherwise.
In addition to the provisions of our Certificate of Incorporation, SFEC has entered into indemnification agreements with all of its directors and officers, to indemnify the directors to the fullest extent permitted by applicable law (in addition to any indemnification rights provided in our Certificate of Incorporation or Bylaws). The indemnification agreements may require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers, other than liabilities arising from willful misconduct of culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors and officers insurance if available on reasonable terms.

As permitted by to Section 145 of the DGCL and our Certificate of Incorporation, SFEC also maintains directors and officers insurance to insure such persons against certain liabilities.
Item 16. Exhibits.
The Exhibit Index appearing after the signature pages below is incorporated herein by reference.
Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, if necessary (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Prairie, State of Texas, on June 16, 2017.

Six Flags Entertainment Corporation

By:	/s/ John M. Duffey
Name:	John M. Duffey
Title:	President and Chief Executive Officer, Director
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lance Balk and Danielle Bernthal, and each of them, as his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act without the others, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or their substitute or resubstitute, each acting alone, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ JOHN M. DUFFEY	President and Chief Executive Officer, Director (Principal Executive Officer)	June 16, 2017
John M. Duffey

/s/ MARSHALL BARBER	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 16, 2017
Marshall Barber

/s/ MARIO CENTOLA	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 16, 2017
Mario Centola

/s/ JAMES REID-ANDERSON	Executive Chairman	June 16, 2017
James Reid-Anderson

/s/ KURT CELLAR	Director	June 16, 2017
Kurt Cellar

/s/ NANCY A. KREJSA	Director	June 16, 2017
Nancy A. Krejsa

/s/ JON L. LUTHER	Director	June 16, 2017
Jon L. Luther

/s/ USMAN NABI	Director	June 16, 2017
Usman Nabi

/s/ STEPHEN D. OWENS	Director	June 16, 2017
Stephen D. Owens

/s/ RICHARD W. ROEDEL	Director	June 16, 2017
Richard W. Roedel

EXHIBIT INDEX

Exhibit No.	Description
2.1
Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as confirmed by the Bankruptcy Court on April 29, 2010 (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2010, Commission File No. 001-13703).

3.1
Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Report on Form 10-Q for the quarter ended June 30, 2011 filed with the Securities and Exchange Commission on August 8, 2011, Commission File No. 001-13703).

3.2
Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2010, Commission File No. 001-13703).

4.1
Registration Rights Agreement, dated as of April 30, 2010, among the Company and certain holders of the Company's common stock (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2010, Commission File No. 001-13703).

5.1*	Opinion of Perkins Coie LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature pages of this registration statement).

*	Filed herewith.